Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109315) of SLM Corporation of our report dated June 25, 2003 relating to the financial statements of General Revenue Corporation 401(k) Savings and Profit Sharing Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

McLean, VA

September 30, 2003

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